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                                                                    EXHIBIT 10.2

                           STERIGENICS, INTERNATIONAL
               SECOND AMENDED AND RESTATED 1986 STOCK OPTION PLAN

        1.      Introduction.

                (a) Establishment. On September 15, 1986, the Radiation Sterilizers, Inc. 1986 Stock Option Plan (the "Initial Plan") was adopted. On June 10, 1988, the Radiation Sterilizers, Inc. 1986 Stock Option Plan was amended and restated in its entirety and renamed the Radiation Sterilizers, Inc. Amended and Restated 1986 Stock Option Plan (the "First Amended Plan"). The First Amended Plan is hereby amended and restated in its entirety and renamed the "SteriGenics International Second Amended and Restated 1986 Stock Option Plan" (the "Plan").

                (b) Purpose. The Plan is established to attract, retain and reward persons providing services to SteriGenics International and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

        2.      Administration.

                (a) General. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon everyone having an interest in the Plan and/or any Option.


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                (b)     Options Authorized. Options may be either incentive
stock options as defined in Section 422 of the Code ("Incentive Stock Options") or nonqualified stock options.

                (c) Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

                (d) Disinterested Administration. With respect to the participation in the Plan of employees who are also officers or directors of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by the Board in compliance with the "disinterested administration" requirement of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation ("Rule 16b-3").

                (e) Compliance with Section 162(m) of the Code. In the event a Participating Company becomes a "publicly held corporation" as defined in paragraph (2) of Section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Company may establish a committee of outside directors meeting the requirements of paragraph 4(C)(i) of Section 162(m) to approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

        3.      Eligibility.

                (a) Eligible Persons. Options may be granted only to employees (including officers and directors who are also employees) and directors of the Participating Company Group or to individuals who are rendering services, as consultants to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). Eligible persons may be granted more than one Option.

                (b) Prospective Employee and Consultants Included. For purposes of paragraph 3(a), "employees" shall include prospective employees to whom Options are granted in connection with written offers of employment with the Participating Company Group and "consultants" shall include prospective consultants to whom options are granted in connection with written consulting offers with the Participating Company Group.



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                (c)     Type of Option Which May Be Granted. Employees may be
granted Incentive Stock Options and/or nonqualified stock options; provided, however, that a prospective employee may only be granted a nonqualified stock option. A director of the Company may only be granted a nonqualified stock option unless the director is also an employee of the Company. An individual who is rendering services as a consultant or who is a prospective consultant may only be granted a nonqualified stock option.

        4. Shares Subject to Option. Options shall be for the purchase of shares of the authorized but unissued common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 10 below. The maximum number of shares of Stock which may be issued under the plan shall be 800,000 shares. Subject to adjustment as provided in paragraph 10 below. At any such time as a Participating Company is a "publicly held corporation," as defined in Section 162(m) of the Code, no person shall be granted within any fiscal year of the Company Options which in the aggregate cover more than 200,000 shares (the "Per Optionee Limit"). In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant.

        5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Second Amended and Restated 1986 Stock Option Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

        6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                (a) Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, (ii) the exercise price per share for a nonqualified stock option shall not be less than eighty-five percent (85%) of the fair market value, as

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determined by the Board, of a share of Stock on the date of the granting of the
Option and (iii) no Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall have an exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code.

                (b) Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, (ii) no Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted, and (iii) no Option granted to a prospective employee or prospective consultant may become exercisable prior to the date on which such person commences service with a Participating Company. Unless otherwise provided for by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

                (c) Payment of Exercise Price. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company's stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (iii) by the Optionee's recourse promissory note, (iv) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (v) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to either of the standard forms of stock option agreement described in paragraph 7 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict one or more forms of consideration. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of


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stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock.
Furthermore, no promissory note shall be permitted if an exercise using a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than four (4) years after the Option is exercised, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired on exercise of the Option and/or with other collateral acceptable to the Company.

                (x) Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of the Company's stock unless such shares of the Company's stock have either been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                (y) Unless otherwise provided by the Board, in the event the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such a applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

                (z) The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

        7.      Standard Forms of Stock Option Agreement.

                (a) Incentive Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of incentive stock option agreement attached hereto as Exhibit A and incorporated herein by reference.

                (b) Nonqualified Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a "Nonqualified Stock Option" shall comply with and be subject to the terms and conditions set forth in the forms of nonqualified stock option agreement attached hereto as Exhibit B and incorporated herein by reference.


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                (c)     Standard Term for Options. Unless otherwise provided for
by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

        8. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of either of the standard forms of Stock Option Agreement described in paragraph 7 above either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan.

        9. Fair Market Value Limitation. To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as nonqualified stock options. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

        10. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, to the Per Optionee Limit set forth in paragraph 4 above, and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company.

        11. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company, but only if after such event, the shareholders of the Company before such event do not retain, directly or indirectly, a majority of the beneficial interest in the voting stock of the Company or the Company does not survive as a corporation:

                (a) The direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company;

                (b) A merger or consolidation in which the Company is a party;

                (c) The sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more subsidiary corporations (as defined in paragraph 1 above) of the Company); or

                (d)     A liquidation or dissolution of the Company.


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                In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to either assume the Company's rights and obligations under outstanding Options or substitute options for the Acquiring Corporation's stock for such outstanding Options. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

        12. Provision of Information. At least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year shall be made available to each Optionee and purchaser of shares of Stock upon the exercise of an Option. The Company shall not be required to provide such information to Optionees whose duties in connection with the Company assure them access to equivalent information.

        13. Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

        14. Transfer of Company's Rights. In the event any Participating Company assigns, other than by operation of law, to a third person, other than another Participating Company, any of the Participating Company's rights to repurchase any shares of Stock acquired on the exercise of an Option, the assignee shall pay to the assigning Participating Company the value of such right as determined by the Company in the Company's sole discretion. Such consideration shall be paid in cash. The requirements of this paragraph 14 regarding the minimum consideration to be received by the assigning Participating Company shall not inure to the benefit of the Optionee whose shares of Stock are being repurchased. Failure of a Participating Company to comply with the provisions of this paragraph 14 shall not constitute a defense or otherwise prevent the exercise of the repurchase right by the assignee of such right.

        15. Termination or Amendment of Plan or Options. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan or any Option at any time; provided, however, that without the approval of the Company's shareholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 10 above), (b) no change in the class eligible to receive Incentive Stock Options and (c) no expansion in the class eligible to receive nonqualified stock options. In addition to the foregoing, the approval of the Company's shareholders shall be sought for any amendment to the Plan for which the Board deems shareholder approval necessary in


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order to comply with Rule 16b-3. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

        16. Continuation of Prior Plans as to Outstanding Options. Notwithstanding any other provision of the Plan to the contrary, the terms of the Initial Plan and the First Amended Plan, as amended, shall remain in effect and apply to Options granted pursuant to the Initial Plan and the First Amended Plan, as amended, respectively.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing SteriGenics International Second Amended and Restated 1986 Stock Option Plan was duly adopted by the Board of Directors of the Company on October 25, 1994.


                                    /s/ Carla S. Newell
                                    -------------------------------
                                    Secretary








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